EXHIBIT 23.3
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                       CONSENT OF INDEPENDENT ENGINEERS

We hereby consent to the use in this Annual Report on Form 40-F of Advantage Energy Income Fund for the year ended December 31, 2005 of our report dated February 28, 2006 evaluating the crude oil, natural gas, natural gas liquids and sulphur reserves attributable to properties owned at those times by Advantage Energy Income Fund.



                                      SPROULE ASSOCIATES LIMITED



                                      /s/ Ken H. Crowther
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                                      Ken H. Crowther
                                      President
Calgary, Alberta
March 7, 2006